Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Jillian Gibson
Vice President, Director of Marketing
(336) 369-0916
jillian.gibson@newbridgebank.com
NewBridge Bank to Acquire Bradford Mortgage Company
Greensboro, N.C., December 21, 2009 — NewBridge Bancorp (NASDAQ: NBBC) (“NewBridge”) announced today that its banking subsidiary, NewBridge Bank (the “Bank”), has entered into an agreement to acquire the business operations of Bradford Mortgage Company (“Bradford Mortgage”), a subsidiary of ACM Financial Trust, Inc. headquartered in Winston-Salem, N.C. The acquisition includes the purchase of select assets including the name “Bradford Mortgage” and is expected to close by December 31, 2009.
Pressley A. Ridgill, President and Chief Executive Officer of NewBridge, commented: “Bradford Mortgage has excellent name-brand reputation in the Piedmont Triad region, and we are delighted with the opportunity to align our interests. This acquisition will more than triple the size of NewBridge Bank’s residential mortgage activities, resulting in added efficiency, products and services.”
Following the acquisition, the management team of Bradford Mortgage will assume leadership responsibilities for the Bank’s mortgage division and will report to the Bank’s Chief Banking Officer and Executive Vice President, David Barksdale. Bradford

Mortgage’s current Production Manager, Beth Eller, will be named Senior Vice President and Director of Mortgage Banking. Bradford Mortgage executives Jeff Cook and Connie Piner will also be joining the Bank’s mortgage management team in senior leadership positions.
Bradford Mortgage was established in 2001 and employs approximately 30 people. Bradford Mortgage operates five offices in North Carolina, including Charlotte, Lake Norman, Raleigh, Wilmington and Winston-Salem and one office in Charleston, South Carolina. The Bank anticipates all employees of Bradford Mortgage will become employees of the Bank.
The terms of the acquisition include a cash purchase of certain agreed upon assets and is not expected to result in the creation of any goodwill or other intangible assets. Management anticipates the acquisition will be accretive to the earnings of NewBridge.
About NewBridge Bancorp
NewBridge Bancorp is the parent company of NewBridge Bank, which is a full service state chartered community bank with headquarters in Greensboro, North Carolina. NewBridge Bank also offers financial planning and investment alternatives, such as mutual funds and annuities.
NewBridge Bank is one of the largest community banks in North Carolina with assets of approximately $2 billion. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”
Disclosures About Forward Looking Statements
This release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.
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